Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

ESSEX RENTAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	20-5415048
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089 (Zip Code)
(Address of Principal Executive Offices)

_________________________________

2011 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

_________________________________

Martin A. Kroll	Copy to:
Chief Financial Officer	Todd Emmerman, Esq.
Essex Rental Corp.	Katten Muchin Rosenman LLP
1110 Lake Cook Road, Suite 220	575 Madison Avenue
Buffalo Grove, Illinois 60089	New York, New York 10022
(847) 215-6500 (Name, Address and Telephone Number of Agent for Service)	(212) 940-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, $0.0001 par value	107,861	(2)	$5.58	(3)	$601,864	(3)	$82

Common Stock, $0.0001 par value	1,335,271		$3.28	(4)	4,379,689	(4)	597

Total	1,443,132				$4,981,553		$679

(1) This Registration Statement also covers an indeterminate number of shares of Essex Rental Corp. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the 2011 Long Term Incentive Plan in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) This amount represents the sum of shares issuable upon exercise of options that have previously been granted, but are not currently exercisable, under the Essex Rental Corp 2011 Long-Term Incentive Plan as of the date of this Registration Statement.

(3) Estimated solely for the purpose of calculating the registration fee computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4) Estimated solely for the purpose of calculating the registration fee computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock as quoted on the NASDAQ Capital Market on December 17, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and directors as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 2011 Long-Term Incentive Plan are available without charge by contacting:

Essex Rental Corp.

1110 Lake Cook Road, Suite 220

Buffalo Grove, Illinois 60089

Attn: Martin A. Kroll

(847) 215-6500

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Essex Rental Corp. (the “Registrant”, and together with its subsidiaries, “we”, “our” and “us”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the SEC.  The following documents, or portions thereof, filed by us with the SEC pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;
(2)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;
(3)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012;
(4)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012;
(5)	Our Definitive Proxy Statement on Schedule 14A filed on April 29, 2011;
(6)	Our Definitive Proxy Statement on Schedule 14A filed on April 27, 2012;
(7)	Our Current Reports on Form 8-K filed on January 11, 2012, March 6, 2012, March 13, 2012, May 8, 2012, May 15, 2012, May 31, 2012, June 15, 2012, August 8, 2012 and November 9, 2012; and
(8)	The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Certificate of Incorporation provides that to the extent permitted by the Delaware General Corporation Law, or the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL, however, states that such a provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends, distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

Our By-laws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he is or was a director, officer, employee or agent of us (or serving in any such capacity with another business organization at our request) if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to us unless a court determines otherwise.

We maintain insurance policies that insure our directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File 333-138452).

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 6, 2008).

5.1	Opinion of Katten Muchin Rosenman LLP.*

10.1	2011 Long-Term Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2011).

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page). *

* filed herewith

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on this 19th day of December, 2012.

ESSEX RENTAL CORP.

By:	/s/ Ronald Schad
Ronald Schad
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints Ronald Schad and Martin A. Kroll, each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Laurence S. Levy	Chairman of the Board of Directors	December 19, 2012
Laurence S. Levy

/s/ Edward Levy	Director	December 19, 2012
Edward Levy

/s/ Daniel H. Blumenthal	Director	December 19, 2012
Daniel H. Blumenthal

/s/ John G. Nestor	Director	December 19, 2012
John G. Nestor

/s/ Ronald Schad	Chief Executive Officer (Principal Executive Officer) and Director	December 19, 2012
Ronald Schad

/s/ Martin A. Kroll	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2012
Martin A. Kroll